Exhibit 10

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5 and Schedules 13D and 13G

Know all by these presents, that the undersigned hereby constitutes and appoints Brian Blakeman the undersigned’s true and lawful attorney-in-fact to:

9.
execute for and on behalf of the undersigned (a) Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Act”) and (b) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Act with respect to the undersigned’s holdings of and transactions in securities issued by Southcross Energy Partners, L.P.;

10.
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Southcross Energy Partners, L.P., complete and execute any amendment or amendments thereto, file such Form or Schedule with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate;

11.
take any necessary or appropriate action to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Act or any rule or regulation of the SEC; and

12.
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Southcross Energy Partners, L.P. or any of its affiliates assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Act.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Southcross Energy Partners, L.P., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of August 12, 2014.

BBTS GUARANTOR LP

By:	BBTS Guarantor GP LLC, its general partner

By:	/s/ Phillip M. Mezey
Signature

Phillip M. Mezey
Name

Co-Chief Executive Officer and Chief Operating Officer
Title

8-12-14
Date